Exhibit 99.1
Twilio Announces Second Quarter 2019 Results
Q2 Total Revenue of $275.0 million, up 86% year-over-year
Q2 Base Revenue of $256.7 million, up 90% year-over-year
Q2 Dollar-Based Net Expansion Rate of 140%
SAN FRANCISCO--(BUSINESS WIRE)--July 31, 2019--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its second quarter ended June 30, 2019.
“We celebrated a big milestone in the second quarter, crossing the $1 billion annualized revenue run rate,” said Jeff Lawson, Twilio’s Co-Founder and Chief Executive Officer. “We see this as just the beginning, as we have the opportunity to change communications and customer engagement for decades to come. This is Day One and we're just getting started.”
Second Quarter 2019 Financial Highlights

•
Total revenue of $275.0 million for the second quarter of 2019, up 86% from the second quarter of 2018 and 18% sequentially from the first quarter of 2019. Total revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•
Base revenue of $256.7 million for the second quarter of 2019, up 90% from the second quarter of 2018 and 16% sequentially from the first quarter of 2019. Base revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•
GAAP loss from operations of $93.7 million for the second quarter of 2019, compared with GAAP loss from operations of $22.0 million for the second quarter of 2018. Non-GAAP income from operations of $1.5 million for the second quarter of 2019, compared with non-GAAP income from operations of $2.2 million for the second quarter of 2018.

•
GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.72 based on 129.3 million weighted average shares outstanding in the second quarter of 2019, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.25 based on 96.3 million weighted average shares outstanding in the second quarter of 2018.

•
Non-GAAP net income per share attributable to common stockholders, diluted, of $0.03 based on 143.7 million non-GAAP weighted average shares outstanding in the second quarter of 2019, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.03 based on 106.6 million weighted average shares outstanding in the second quarter of 2018.

Key Metrics and Recent Business Highlights

•
161,869 Active Customer Accounts as of June 30, 2019, compared to 57,350 Active Customer Accounts as of June 30, 2018. Active Customer Accounts in the current period include the contribution from Twilio SendGrid customer accounts.

•
Dollar-Based Net Expansion Rate was 140% for the second quarter of 2019, compared to 137% for the second quarter of 2018. Twilio SendGrid results do not impact the calculation of this metric in the current period.

•	2,369 employees as of June 30, 2019.

•
Introduced Automation and Email Testing within Twilio SendGrid Marketing Campaigns, with workflows and integrated tools to build effective emails across one-time campaigns and automated series, all on a single platform for marketing and transactional email, with industry-leading deliverability.

•
Completed a follow-on offering of Class A Common Stock at a price of $124.00 per share, which resulted in aggregate proceeds of $979.0 million after deducting underwriting discounts and offering expenses. We intend to use the net proceeds for general corporate purposes, which may include acquisitions, refinancing or repayment of debt, capital expenditures, working capital and share repurchases.

•
Announced Trust Onboard, a feature for the Company's Internet of Things (IoT) SIMs that enables developers to identify and authenticate cellular connected devices against cloud services, accelerating IoT time to market. Trust Onboard also integrates with Microsoft Azure IoT, allowing developers to sync devices to their Azure cloud from the Twilio Console.

•	Welcomed Jeff Immelt, former chairman and CEO of General Electric and current venture partner at New Enterprise Associates, to the Company's Board of Directors.

Outlook
Twilio is providing guidance for the third quarter ending September 30, 2019 and full year ending December 31, 2019 as follows (guidance includes outlook for Twilio SendGrid from February 1, 2019, the date of acquisition):

Quarter ending September 30, 2019:
Total Revenue (millions)	$286.0	to	$289.0
Base Revenue (millions)	$276.0	to	$278.0
Non-GAAP loss from operations (millions)	$(5.0)	to	$(4.0)
Non-GAAP earnings per share	$0.01	to	$0.02
Non-GAAP weighted average shares outstanding (millions)	150
Non-GAAP income tax rate	25%

Full year ending December 31, 2019:
Total Revenue (millions)	$1,113.0	to	$1,119.0
Base Revenue (millions)	$1,064.0	to	$1,068.0
Non-GAAP income from operations (millions)	$5.0	to	$8.0
Non-GAAP earnings per share	$0.17	to	$0.18
Non-GAAP weighted average shares outstanding (millions)	143
Non-GAAP income tax rate	25%
Conference Call Information
Twilio will host a conference call today, July 31, 2019, to discuss second quarter financial results, as well as the third quarter and full year 2019 outlook, at 2:00 p.m. (PT) / 5:00 p.m. (ET). A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. The conference call can also be accessed at (844) 453-4207 (United States) and at +1 (647) 253-8638 (non-U.S.), entering passcode 6466404. Following the completion of the call through 11:59 p.m. (ET) on August 7, 2019, a replay will be available by dialing (800) 585-8367 or +1 (416) 621-4642 (outside the U.S. and Canada) and entering passcode 6466404. Twilio has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending September 30, 2019 and full year ending December 31, 2019, Twilio’s expectations regarding its products and solutions, and Twilio’s acquisition of SendGrid. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market, and risks that the anticipated benefits of the acquisition of SendGrid may not be fully realized or may take longer to realize than expected.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2019 filed on May 9, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations and operating margin, non-GAAP net income (loss) attributable to common stockholders, and non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted.
Non-GAAP Gross Profit and Non-GAAP Gross Margin. For the periods presented, Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation and amortization of acquired intangibles.
Non-GAAP Operating Expenses. For the periods presented, Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, and payroll taxes related to stock-based compensation.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. For the periods presented, Twilio defines non-GAAP income (loss) from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, and payroll taxes related to stock-based compensation.
Non-GAAP Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Net Income (Loss) Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisition, provision for income tax effects related to Non-GAAP adjustments, and dilutive securities.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
Base Revenue. Twilio monitors Base Revenue as one of the more reliable indicators of future revenue trends. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customers exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of the Company’s products, and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. This variability adversely affects Twilio’s ability to rely upon revenue from Variable Customer Accounts when analyzing expected trends in future revenue.
For historical periods through March 31, 2016, Twilio defined a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer account qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer account as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) is with a customer that has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio tracks its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, for reporting periods starting with the three months ended December 31, 2016, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate on revenue generated from Active Customer Accounts, other than Variable Customer Accounts, provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts, other than Variable Customer Accounts, that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Revenue	$275,039	$147,754
Cost of revenue	125,024	67,940
Gross profit	150,015	79,814
Operating expenses:
Research and development	98,783	39,811
Sales and marketing	90,421	37,749
General and administrative	54,543	24,212
Total operating expenses	243,747	101,772
Loss from operations	(93,732)	(21,958)
Other expenses, net	(880)	(1,898)
Loss before provision for income taxes	(94,612)	(23,856)
Income tax benefit (provision)	2,033	(150)
Net loss attributable to common stockholders	$(92,579)	$(24,006)

Net loss per share attributable to common stockholders, basic and diluted	$(0.72)	$(0.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	129,310,641	96,348,356

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$535,911	$487,215
Short-term marketable securities	1,346,371	261,128
Accounts receivable, net	126,780	97,712
Prepaid expenses and other current assets	50,451	26,893
Total current assets	2,059,513	872,948
Restricted cash	862	18,119
Property and equipment, net	106,480	63,534
Operating right of use asset	151,946	—
Intangible assets, net	485,410	27,558
Goodwill	2,283,578	38,165
Other long-term assets	21,316	8,386
Total assets	$5,109,105	$1,028,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,361	$18,495
Accrued expenses and other current liabilities	117,625	96,343
Deferred revenue and customer deposits	24,898	22,972
Operating lease liability, current	21,858	—
Financing lease liability, current	5,920	—
Note payable, current	2,119	—
Total current liabilities	201,781	137,810
Operating lease liability, noncurrent	138,819	—
Financing lease liability, noncurrent	7,752	—
Note payable, noncurrent	2,237	—
Convertible senior notes, net	446,177	434,496
Other long-term liabilities	15,479	18,169
Total liabilities	812,245	590,475
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A and Class B common stock	136	100
Additional paid-in capital	4,794,177	808,527
Accumulated other comprehensive income	3,303	1,282
Accumulated deficit	(500,756)	(371,674)
Total stockholders’ equity	4,296,860	438,235
Total liabilities and stockholders’ equity	$5,109,105	$1,028,710

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(129,082)	$(47,735)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	49,610	11,392
Right-of-use asset amortization	10,707	—
Net amortization of investment premium and discount	(2,948)	(237)
Amortization of debt discount and issuance costs	11,682	2,695
Stock-based compensation	129,064	38,546
Amortization of deferred commissions	1,585	478
Provision for doubtful accounts	697	1,515
Tax benefit related to release of valuation allowance	(53,502)	—
Write-off of long lived assets	769	515
Other tax benefit realized in the period	(692)	—
Changes in operating assets and liabilities:
Accounts receivable	(22,523)	(26,048)
Prepaid expenses and other current assets	(15,688)	(2,847)
Other long-term assets	(5,969)	(1,908)
Accounts payable	8,306	12,566
Accrued expenses and other current liabilities	13,976	28,040
Deferred revenue and customer deposits	1,927	3,300
Operating right of use liability	(9,367)	—
Long-term liabilities	(2,371)	(1,047)
Net cash (used in) provided by operating activities	(13,819)	19,225

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	146,957	—
Purchases of marketable securities and other investments	(1,377,072)	(184,364)
Proceeds from sales and maturities of marketable securities	286,653	58,520
Capitalized software development costs	(10,520)	(9,958)
Purchases of long-lived assets	(7,882)	(2,315)
Net cash used in investing activities	(961,864)	(138,117)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from a public offering, net of underwriting discount	980,000	—
Payments of costs related to the public offering	(347)	—
Proceeds from issuance of convertible senior notes	—	550,000
Payment of debt issuance costs	—	(12,513)
Purchase of capped call	—	(58,465)
Principal payments on notes payable	(997)	—
Principal payments on financing leases	(2,463)	—
Proceeds from exercises of stock options	25,255	13,715
Proceeds from shares issued under ESPP	8,254	4,474
Value of equity awards withheld for tax liabilities	(2,580)	(910)
Net cash provided by financing activities	1,007,122	496,301

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	818

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	31,439	378,227
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	505,334	120,788
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$536,773	$499,015

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Gross profit	$150,015	$79,814
Non-GAAP adjustments:
Stock-based compensation	1,623	266
Amortization of acquired intangibles	11,857	1,125
Payroll taxes related to stock-based compensation	58	—
Non-GAAP gross profit	$163,553	$81,205
Non-GAAP gross margin	59%	55%

Research and development	$98,783	$39,811
Non-GAAP adjustments:
Stock-based compensation	(33,701)	(9,749)
Payroll taxes related to stock-based compensation	(2,186)	(1,215)
Non-GAAP research and development	$62,896	$28,847
Non-GAAP research and development as a % of revenue	23%	20%

Sales and marketing	$90,421	$37,749
Non-GAAP adjustments:
Stock-based compensation	(14,564)	(5,049)
Amortization of acquired intangibles	(7,329)	(206)
Payroll taxes related to stock-based compensation	(990)	(349)
Non-GAAP sales and marketing	$67,538	$32,145
Non-GAAP sales and marketing as a % of revenue	25%	22%

General and administrative	$54,543	$24,212
Non-GAAP adjustments:
Stock-based compensation	(20,852)	(5,942)
Amortization of acquired intangibles	(62)	(20)
Acquisition-related expenses	(1,274)	—
Payroll taxes related to stock-based compensation	(746)	(247)
Non-GAAP general and administrative	$31,609	$18,003
Non-GAAP general and administrative as a % of revenue	11%	12%

Loss from operations	$(93,732)	$(21,958)
Non-GAAP adjustments:
Stock-based compensation	70,740	21,006
Amortization of acquired intangibles	19,248	1,351
Acquisition-related expenses	1,274	—
Payroll taxes related to stock-based compensation	3,980	1,811
Non-GAAP income from operations	$1,510	$2,210
Non-GAAP operating margin	1%	1%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Net loss attributable to common stockholders	$(92,579)	$(24,006)
Non-GAAP adjustments:
Stock-based compensation	70,740	21,006
Amortization of acquired intangibles	19,248	1,351
Acquisition-related expenses	1,274	—
Payroll taxes related to stock-based compensation	3,980	1,811
Amortization of debt discount and issuance costs	5,841	2,695
Income tax benefit related to acquisition	(63)	—
Provision for income tax effects related to Non-GAAP adjustments **	(3,588)	—
Non-GAAP net income attributable to common stockholders	$4,853	$2,857
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	2%

Net loss per share attributable to common shareholders, basic *	$(0.72)	$(0.25)
Non-GAAP adjustments:
Stock-based compensation	0.49	0.20
Amortization of acquired intangibles	0.13	0.01
Acquisition-related expenses	0.01	—
Payroll taxes related to stock-based compensation	0.03	0.02
Amortization of debt discount and issuance costs	0.04	0.03
Income tax benefit related to acquisition	—	—
Provision for income tax effects related to Non-GAAP adjustments **	(0.02)	—
Dilutive securities	0.07	0.02
Non-GAAP net income per share attributable to common shareholders, diluted	$0.03	$0.03

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	129,310,641	96,348,356

Effect of dilutive securities (stock options and restricted stock units)	14,349,437	10,255,515

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	143,660,078	106,603,871

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 25%

TWILIO INC.
Key Metrics
(Unaudited)

	Three Months Ended
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
Number of Active Customers (as of period end date)	43,431	46,489	48,979	53,985	57,350	61,153	64,286	154,797	161,869
Base Revenue (in thousands)	$87,583	$91,965	$105,299	$117,507	$135,004	$154,348	$186,158	$220,885	$256,737
Base Revenue Growth Rate	55%	43%	40%	46%	54%	68%	77%	88%	90%
Dollar-Based Net Expansion Rate	131%	122%	118%	132%	137%	145%	147%	146%	140%

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com